Exhibit 99.1

XTRA-GOLD RESOURCES CORP.

NEWS RELEASE	FEBRUARY 11, 2010

Xtra-Gold Intersects 14.0 Meters Grading 6.47 Grams Per Tonne Gold in initial Zone 3 scout drilling at Kibi Gold Trend Project, Ghana

Xtra-Gold Resources Corp. (‘Xtra-Gold’ or ‘the Company’) – ‘XTGR’ (OTCBB – NASD) is pleased to announce gold assay results from 23 scout Reverse Circulation (‘RC’) holes from the 2009 Phase II drill program on Zone 3 of its wholly-owned Kibi Gold Trend Project, located in the Kibi – Winneba greenstone belt (“Kibi Gold Belt”), in Ghana, West Africa. Drilling highlights for Zone 3 include granitoid – hosted gold mineralization intercepts of 30.0 meters grading 3.52 grams per tonne (g/t) gold, including 14.0 meters grading 6.47 g/t gold, from a down hole depth of 8.0 meters in hole KBRC09019; 4.0 meters grading 4.86 g/t gold from a down hole depth of 26 meters in hole KBRC09023; and 8.0 meters grading 4.95 g/t gold, including 3.0 meters grading 12.89 g/t gold, from surface in hole KBRC09024. Significant gold intercepts for holes #KBRC09019 to #KBRC09041 are tabled below.

President and CEO James Longshore commented, “The Zone 3 step-out drilling located approximately 700 meters to the southwest of the main Zone 2 drill area yielded very encouraging results and continues to demonstrate the widespread nature of the classical granitoid – hosted gold mineralization developed along the over 5.5 km long Kibi Gold Trend. Similarly to Zone 2 all Zone 3 mineralization targets are near surface, remain open in all directions, and offer potential for shallow oxide mineralization amenable to bulk mining and heap leaching, as well as large primary gold systems at depth. The limited scout drilling returned several significant gold intercepts over an approximately 825.0 meter E-W distance across Zone 3, and to date Zone 2 - Zone 3 drilling has traced the granitoid – hosted gold mineralization over an approximately 2,100 meter distance along the NE – trending Kibi Gold Trend.”

This initial Zone 3 scout drilling formed part of a 4,715 meter RC drill program completed in late September, 2009, including 27 holes for 2,478 meters on Zone 2, and 23 holes totalling 2,237 meters on Zone 3 of the the Kibi Gold Trend; an over 5.5 km long, NE – trending, anomalous gold-in-soil trend characterized by four (4) extensive higher grade zones ranging from approximately 800 meters by 75 – 300 meters to 1,000 meters by 100 – 500 meters in area. The present drilling was designed to undercut surface gold mineralization exposed in reconnaissance trenches, and to test geophysical Induced Polarization (‘IP’) / Resistivity and /or gold-in-soil anomalies on Zone 3; an approximately 1,000 meter by 100 – 500 meter, gold-in-soil anomaly located approximately 700 meter to the southwest of the main Zone 2 drilling area.

Results for Xtra-Gold’s Phase II drill holes (27) on Zone 2 were reported in news releases dated September 29, 2009 and October 28, 2009. Highlights from this drilling targeting the Trench TKB004, TKB005, TKB006, and TKB010 gold mineralization zones spread out over an approximately 975 meter E – W distance on the Zone 2 gold-in-soil anomaly, include intercepts of: 6.29 g/t gold over 23 meters, including 8.66 g/t gold over 10 meters, in hole #KBRC09047 and 2.97 g/t gold over 18 meters, including 6.32 g/t gold over 8 meters, in hole #KBRC09042 from the Trench TKB005 zone; 1.44 g/t gold over 78 meters, including 3.26 g/t gold over 13.0 meters, and 2.27 g/t gold over 20.0 meters in hole #KBRC09055, and 2.01 g/t gold over 20 meters, including 4.29 g/t gold over 6 meters, in hole #KBRC09056 from the Trench TKB004 zone; 39.0 meters grading 9.23 g/t gold (uncut), including 10.0 meters grading 33.15 g/t gold, in hole KBRC09060 from the Trench TKB006 zone; and 76.0 meters grading 1.62 g/t gold, including 20.0 meters grading 3.36 g/t gold (and including 5.25 g/t gold over 9.0 meters), from the trench TKB010 zone.

Significant Drill Intercepts - Kibi Gold Trend Project - Zone 3 (RC Holes #KBRC09019 to #KBRC09041)
Hole ID	From (meters)	To (meters)	1 Core Length (meters)	Gold Grams Per Tonne	Target Zone	Hole Location (Claim Status)
KBRC09019	12	42	30	3.52	Trench TAD019	Mining Lease
including	16	30	14	6.47
and including	26	30	4	14.27
and including	16	17	1	15.00
and including	26	27	1	19.10
and including	29	30	1	25.10

KBRC09020	36	39	3	1.01	Trench TAD007	Mining Lease
KBRC09020	58	60	2	4.10

KBRC09021	5	14	9	0.94	Trench TAD001-TAD004	[2] Staking Application
Including	5	6	1	4.92
KBRC09021	30	36	6	0.74

KBRC09022	No Significant Intercept				Trench TAD014	[2] Staking Application

KBRC09023	26	30	4	4.86	Trench TAD001-TAD004	[2] Staking Application
KBRC09023	36	42	6	0.42

KBRC09024	0	8	8	4.95	Trench TAD001-TAD004	[2] Staking Application
including	0	1	1	32.90
KBRC09024	24	46	22	0.29
KBRC09024	73	74	1	3.12

KBRC09025	22	29	7	0.91	Trench TAD014	[2] Staking Application

KBRC09026	No Significant Intercept				Trench TAD001-TAD004	[2] Staking Application

KBRC09027	27	42	15	1.18	Trench TAD001-TAD004	[2] Staking Application
including	34	37	3	4.09
KBRC09027	62	68	6	1.03

KBRC09028	48	60	12	0.25	Trench TAD001-TAD004	[2] Staking Application
KBRC09028	76	85	9	0.52

KBRC09029	5	35	30	0.84	Trench TAD001-TAD004	[2] Staking Application
including	5	9	4	2.00
KBRC09029	70	75	5	0.82

KBRC09030	30	43	13	0.67	Trench TAD016	Mining Lease
including	31	36	5	1.21
KBRC09030	59	70	11	0.42
including	68	70	2	1.59

KBRC09031	19	26	7	0.74	Trench TAD015-TAD021	Mining Lease
including	22	24	2	1.63

KBRC09032	126	146	20	0.33	Trench TAD015-TAD021	Mining Lease
including	126	132	6	0.66

KBRC09033	No Significant Intercept				Trench TAD016	[2] Staking Application / Mining Lease

KBRC09034	4	9	5	0.54	Gold-In-Soil Anomaly	[2] Staking Application / Mining Lease

KBRC09035	No Significant Intercept				Trench TAD001-TAD004	[2] Staking Application

KBRC09036	1	20	19	0.67	Trench TAD001-TAD004	[2] Staking Application
including	5	13	8	1.00

KBRC09037	3	10	7	0.36	Trench TAD001-TAD004	[2] Staking Application
KBRC09037	47	75	28	0.87
including	47	53	6	1.99

KBRC09038	61	92	31	0.57	Trench TAD001-TAD004	[2] Staking Application
including	61	70	9	1.01
and including	62	63	1	3.64

KBRC09039	23	24	1	39.80	Trench TAD019	Mining Lease

KBRC09040	No Significant Intercept				Trench TAD007	Mining Lease

KBRC09041	No Significant Intercept				Trench TAD007	Mining Lease
[1] Reported intercepts are core - lengths; true width of mineralization is unknown at this time.

[2] “Staking Application” formally received by the Minerals Commission of Ghana on November 19, 2009, and is currently being processed, thus securing Xtra-Gold’s priority staking status but there is no absolute assurance that this parcel of ground will be granted to Xtra-Gold.

The present drilling includes five (5) holes to test the Trench TAD019 and TAD007 targets located at the south-eastern extremity of the Zone 3 gold-in-soil anomaly, and 18 holes to assess the Trench TAD001 – TAD004, TAD015 – TAD021, and TAD016 targets within the north-central portion of the gold-in-soil anomaly (see January 8, 2009 news release for Trenching Result Highlights). Fourteen (14) out of the 23 scout holes returned significant gold intercepts, with an additional three (3) holes yielding anomalous gold intercepts. (see QA-QC disclosure section for “Significant” and “Anomalous” intercept criteria). All mineralized intercepts consisted of granitoid – hosted and/or granitoid – associated gold mineralization, with mineralized material typically consisting of altered quartz diorite and tonalite exhibiting quartz – iron carbonate veining, and disseminated sulphides.

Hole KBRC09019 targeting an extensive system of granitoid – hosted, NE – trending, moderately NW – dipping, sheeted quartz veins discovered in Trench TAD019 returned a significant mineralized intercept of 30.0 meters grading 3.52 g/t gold, including 14.0 meters grading 6.47 g/t gold, from a down hole depth of 8.0 meters. For reference purposes Trench TAD019 yielded a channel sample intercept of 4.93 g/t gold over 45.0 meters, including 10.12 g/t gold over 12.0 meters. Hole KBRC09039 representing the second hole of a scissor drill pattern designed to determine the dip attitude of the host granitoid body returned an intercept of 39.80 g/t gold over 1.0 meter from a quartz vein in mafic metavolcanic rock along the footwall flank of the granitoid body. Hole KBRC09020 targeting a zone of anomalous gold values in Trench TAD007 located approximately 65.0 meters to the west of the

KBRC09019 collar yielded granitoid – hosted mineralization intercepts of 1.01 g/t gold over 3.0 meters and 4.10 g/t gold over 2.0 meters.

A total of 18 holes were drilled within the north-central portion of the Zone 3 gold-in-soil anomaly which is characterized by an approximately 800 meter long IP Chargeability anomaly exhibiting a spatial relationship with a geophysically inferred, NE-trending, regional structural trend. Eleven (11) of these holes tested the north-eastern, Moderate Chargeability / Very High Resistivity portion (200 meters) of the IP anomaly exhibiting a coincidental gold-in-soil signature and anomalous trench results (i.e. Trench TAD001 – TAD004 Zone).

The limited, shallow RC drilling outlined an approximately 135.0 meter wide, NE-trending, granitoid hosted, structural corridor appearing to encompass at least five (5) distinct, gold-bearing, sheeted vein zones ranging from 1.0 meter to 31.0 meters in core length. Eight (8) out of the 11 Trench TAD001 – TAD004 Zone holes returned significant gold intercepts, including seven (7) holes yielding multiple significant and/or anomalous gold intercepts.

Of considerable exploration interest is the presence of significant gold intercepts over 1.0 meter to 8.0 meter core lengths occurring within more extensive, lower grade, mineralization envelopes attaining 15.0 meters to 31.0 meters in core length. Holes KBRC09024 and KBRC0937, intersecting what appears to be the same sheeted vein zone approximately 35.0 meters horizontally apart within the central section of the structural corridor returned mineralized intercepts of 8.0 meters grading 4.95 g/t gold, including 3.0 meters grading 12.89 g/t gold, and 28.0 meters grading 0.87 g/t gold, respectively. Similarly holes KBRC09023 and KBRC09038 drilled in a scissor pattern along the northern margin of the structural corridor yielded 4.0 meters grading 4.86 g/t gold and 31.0 meters grading 0.57 g/t gold, respectively from intercepts located approximately 8.0 meters horizontally apart along the same mineralized structure.

NOTE: Thirteen (13) out of the 18 holes described above were drilled on open ground along the northern flank of the Apapam Mining Lease, with the drill traces extending from approximately 50.0 meters to 300.0 meters outside the concession boundary, and two (2) additional holes straddle the concession boundary. Following the completion of a professional land survey, the approximately 1.42 square kilometre wedge of open ground lying between the Apapam Mining Lease and the Atewa Forest Reserve boundary was staked by Xtra-Gold to cover the mineralization targets identified by the holes in question. The staking application was formally received by the Minerals Commission of Ghana on November 19, 2009, and is currently being processed, thus securing Xtra-Gold’s priority staking status but there is no absolute assurance that this parcel of ground will be granted to Xtra-Gold.

Refer to Significant Intercept Table above for claim status of individual Zone 3 drill holes.

Quality Control

Unless otherwise indicated “Reported Intercepts” represent core – lengths; true width of mineralization is unknown at this time. Individual sample results were length weighted to yield average composite interval grades as reported. “Significant Intercepts” satisfy following criteria: greater than (>) 5.0 gram gold x meter product and > 0.5 grams per tonne (g/t) gold. “Anomalous” signifies at least one intercept > 2.0 gram gold x meter product and >0.25 g/t gold. Intersections are constrained with a 0.25 g/t gold minimum cut-off grade at the top and bottom of the intercept, with a 50 g/t upper cut-off grade applied, and a maximum of five (5) consecutive meters of internal dilution (less than 0.25 g/t gold). All internal intervals yielding above 10 g/t gold are indicated within the intersection.

The Company has implemented a quality – control program to ensure best practice in the sampling and analysis of the Drill Core, Reverse Circulation (‘RC’) samples, and Trench Channel samples. Drill core is HQ diameter in upper oxidized material (regolith) and NQ diameter in the lower fresh rock portion of the hole. Drill core is saw cut and half the core is sampled in standard intervals. The remaining half of core is stored in a secure location. RC samples are taken at one meter intervals under dry drilling conditions by experienced geologists, with all samples weighed on site. Trench samples consist of continuous, horizontal channels collected from a canal excavated along the bottom sidewall of the trench (~ 0.10 meter above floor). All samples are transported in security – sealed bags to the ALS Chemex Laboratory in Kumasi, Ghana. ALS Chemex is an ISO 9001:2000 certified laboratory. A 1 kg split of the sample is pulverized to better than 85% passing 75 microns, and analyzed by industry standard 50 gram fire assay fusion with atomic absorption spectroscopy (AAS) finish; with gravimetric finish on samples exceeding 10 g/t gold. The Company inserts a certified reference standard (low to high grade), analytical blank, and field duplicate sample in every batch of 20 drill core / RC chip / trench channel samples. Validation parameters are established in the database to ensure quality control.

Xtra-Gold’s Vice President, Exploration, Yves Clement, P.Geo, is the Qualified Person for the Kibi Gold Trend project, as defined in National Instrument 43-101 developed by the Canadian Securities Administrators, and has prepared or supervised the presentation of the technical data mentioned in this news release. Mr. Clement is a member in good standing of the Association of Professional Geoscientist of Ontario (APGO).

About Xtra-Gold

Xtra-Gold Resources Corp. is a gold exploration company with a dominant land position in the highly prospective and under explored Kibi – Winneba greenstone belt (‘Kibi Gold Belt’) located in Ghana, West Africa. For further information, please visit our website at www.xtragold.com. If you have any questions, please contact James Longshore, President, at 416-579-2274.

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. The Company does not assume any obligation to update any forward-looking statements, save and except as may be required by applicable securities laws.